Exhibit 3.1


                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                               BONUS STORES, INC.
                               ------------------

The undersigned incorporator(s), for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of
Incorporation:

                                    Article I
                                    ---------

The name of the corporation shall be:  BONUS STORES, INC.

                                   Article II
                                   ----------

The principal place of business and mailing address of this corporation shall be: 2216 River Ridge Road, DeLand, Florida 32720.

                                   Article III
                                   -----------

This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                                   Article IV
                                   ----------

The number of shares of stock that this corporation is authorized to have outstanding at any one time is: 100 shares.

                                    Article V
                                    ---------

The name and address of the initial registered agent is:

                  JIMMY A. SCHAFER
                  2216 River Ridge Road
                  DeLand, Florida 32720.


                                   Article VI
                                   ----------

This corporation is to exist perpetually.

                                   Article VII
                                   -----------

The name and street address of the incorporator to these Articles of Incorporation is:

                  JIMMY A. SCHAFER
                  2216 River Ridge Road
                  DeLand, Florida 32720.

The undersigned incorporator has executed these Articles of Incorporation this _____ day of March, 2000.

                                                By:
                                                ---------------------------
                                                JIMMY A. SCHAFER

                          CERTIFICATE OF DESIGNATION OF
                       REGISTERED AGENT/REGISTERED OFFICE



PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.


1.       The name of the corporation is:         BONUS STORES, INC.

2.       The name and address of the registered agent and office is:


                                JIMMY A. SCHAFER
                              2216 River Ridge Road
                             DeLand, Florida 32720.

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.



-------------------------------                      ----------------------
         (SIGNATURE)                                         (DATE)


                            DIVISION OF CORPORATIONS
                      P. O. BOX 6327, TALLAHASSEE, FL 32314

                              ARTICLES OF AMENDMENT
                              ---------------------
                                       OF
                                       --
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                               BONUS STORES, INC.
                               ------------------

     Pursuant to Section 607.1006 of the Florida Business Corporation Act, Bonus Stores, Inc., a Florida corporation, does hereby amend and restate its Articles of Incorporation as follows:

     1. The provisions of Article IV is amended in the entirety to provide as follows:

                                   ARTICLE IV

          The amount of total authorized capital stock of this Corporation is Twenty Million (20,000,000) shares of common stock having a par value of $.001 per share. The Board of Directors of this Corporation is authorized to prescribe, fix or alter the classes, series, designations, preferences, voting powers, limitations and relative rights of each class or series of this Corporation's stock and to determine and fix the consideration to be paid for each share.

     2. A new Article VIII has been adopted as a part of the Articles of Incorporation, which new Article VIII provides as follows:

                                  ARTICLE VIII

          The Corporation reserves the right to amend, alter, change, repeal and revise any of the provisions of this Corporation's Articles of Incorporation in the manner now, or hereafter prescribed by statute and all rights conferred on shareholders herein are granted subject to this reservation.

     3. The foregoing Articles of Amendment to Articles of Incorporation were adopted unanimously by the Corporation's Board of Directors and shareholders on the _____ day of __________, 2000. IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment of Articles of Incorporation on the _____ day of __________, 2000.

                                          By:
                                             --------------------------
                                             Jimmy A. Schafer, President

                                          By:
                                             --------------------------
                                             Tryggvi Jonsson, Secretary

STATE OF FLORIDA
COUNTY OF VOLUSIA

     The foregoing instrument was acknowledged before me on this _____ day of __________, 2000 by Jimmy A. Schafer and Tryggvi Jonsson, as President and Secretary, respectively, for Bonus Stores, Inc., a Florida corporation.


                                             --------------------------
                                             Notary Signature

                                             --------------------------
                                             Notary Printed Signature
                                             My Commission Expires:

                            ARTICLES OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                          ----------------------------
                               BONUS STORES, INC.
                               ------------------

     Pursuant to Section 607.1006 of the Florida Business Corporation Act, Bonus Stores, Inc., a Florida corporation, does hereby amend a portion of its Articles of Incorporation as follows:

     1. The provisions of Article IV are amended in the entirety to provide as follows:

                                   ARTICLE IV
                                 Share Structure

     4.01 The corporation is authorized to issue 25,000,000 shares divided into two classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

                                    Number of           Par Value
                  Class              Shares             Per Share
                  -----            ----------           ---------
                 Common            20,000,000             $.001
                 Preferred          5,000,000              None

                    Preferred Shares in Series; First Series

     4.02 The preferred shares shall be issued from time to time in series.

     4.021 The first series shall be designated "Series A "Blank Check" Preferred"; shall consist of 750,000 shares; shall not be entitled to receive dividends; shall on any voluntary or involuntary liquidation, dissolution, or winding up of the corporation receive a preferential amount of $4.00 a share; and shall be convertible to common shares as provided in Paragraphs 4.09 through
4.13. The shares of the series shall otherwise be subject to the provisions of this Article applicable to all series of the preferred shares, and additional provisions with respect to the series shall be fixed by the Board of Directors as provided in Paragraph 4.03.

             Authority of Board of Directors to Fix Terms of Series

     4.03 All preferred shares shall be of equal rank and identical, except in the particulars that may be fixed by the Board of Directors as provided in this Paragraph. Each share of the series shall be identical in all respects with the other shares of the series, except as to the date from which dividends shall cumulate. The Board of Directors is authorized and required to fix, in the manner and to the full extent permitted by law, all provisions of the shares of each series not otherwise set forth in these Articles as long as no provision is inconsistent with the provisions of this Article. The Board of Directors shall fix:

                    Designation of Series - Number of Shares

     (a) The distinctive designation of each series and the number of shares that constitutes each series, except the first series, the designation and number of shares of which are set forth in Paragraph 4.021; provided, the number of shares may be increased (except where otherwise provided by the Board of Directors in its resolution creating the series).

                            Dividend Rates and Rights

     (b) The annual rate of dividends payable on the shares of all series, except the first series, the dividend rate of which is set forth in Paragraph 4.021, as well as the date from which dividends shall be cumulative on all shares of any series issued before the record date for the first dividend on shares of the series, and the dividend rights applicable to the shares of all series.

                                Redemption Price

     (c) The redemption price or prices, if any, for the shares of each, any, or all series.

                                  Sinking Fund

     (d) The obligation, if any, of the corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of the shares.

                Voluntary and Involuntary Liquidation Preferences

     (e) The amount payable on shares of each series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation.

                                Conversion Rights

     (f) The rights, if any, of the holders of shares of each series to convert the shares into common shares and the terms and conditions of the conversion.

                                  Voting Rights

     (g) Any voting rights in matters other than those for which voting rights are specifically provided in this article and any other preferences, relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions on the shares.

                  Liquidation Preferences-Voluntary Dissolution

     4.04 In the event of any voluntary liquidation, dissolution, or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of the common shares, the holders of the preferred shares shall be entitled to be paid in full the respective amounts fixed in accordance with the provisions of Paragraph 4.03, together with accrued dividends to the distribution payment date, whether or not earned or declared.

                             Involuntary Dissolution

     4.05 In the event of any involuntary liquidation, dissolution, or winding up of the affairs of the corporation, then, before any distribution or payment shall be made to the holders of the common shares, the holders of the preferred shares shall be entitled to be paid according to the amounts set pursuant to Paragraph 4.03, together with accrued dividends to the distribution or payment date, whether or not earned or declared.

                               Insufficient Assets

     4.06 If, on any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, the assets of the corporation are insufficient to permit full payment to the preferred shareholders as herein provided, then the holders of any series of the preferred shares shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

                  Participation Rights Where Assets Sufficient

     4.07 If, on any liquidation, dissolution, or winding up of the affairs of the corporation, payment shall have been made in full to the holders of the preferred shares, as provided in Paragraph 4.04 or 4.05, the remaining assets and funds of the corporation shall be distributed equally to all outstanding shares, preferred and common, share for share.

              Dissolution as Not Including Consolidation or Merger

     4.08 Neither the consolidation or merger of the corporation, nor the lease or conveyance of all or substantially all of its assets, shall be deemed a liquidation, dissolution, or winding up of the affairs of the corporation within the meaning of Paragraphs 4.04 through 4.07 or within the meaning of the provisions of Paragraph 4.03.

                        Conversion Rights of First Series

     4.09 The holder of any shares of the Series A "Blank Check" Preferred Stock, may at any time one year from the initial public offering of the common stock of the corporation or December 31, 2001, whichever is earlier, convert said shares to common shares. On surrender at the office of the corporation or office of the transfer agent of the shares of the certificate or certificates for the preferred shares, duly endorsed to the corporation, the holder shall be entitled to receive 1.3333 common shares for each preferred share so converted on payment of transfer taxes, if any, on the common shares to be issued in exchange for the preferred share.

                             Antidilution Provision

     4.10 The number of common shares to be issued as provided in Paragraph 4.09 shall be adjusted by appropriate amendment of Paragraph 4.09 to take into account any and all increases or reductions in the number of outstanding common shares that may have accrued since the date of the first issuance of the initial series by reason of a split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding common shares. The adjustment must fairly and equitably preserve so far as reasonably possible the original conversion rights of the preferred shares. In addition, when the adjustment is required, no notice of redemption shall be given until the amendment and adjustment shall have been accomplished.

                                Fractional Shares

     4.11 When required for a complete conversion of the preferred shares, the corporation shall issue fractional shares, or certificates evidencing fractional shares, computed to the nearest one-hundredth of a share, fractions of less than one-hundredth of a share being disregarded, on such terms and subject to such conditions as may be fixed by the Board of Directors. Fractional shares shall entitle the holder to exercise fractional voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.

                        Cancellation of Converted Shares

     4.12 The initial series of shares so converted shall not be reissued and shall cease to be part of the authorized shares of the corporation.

             Reservation of Sufficient Common Shares for Conversion

     4.13 The corporation shall at all times reserve and keep available out of its authorized but unissued common shares, solely for the purpose of effecting conversion of its initial series of shares, the full number of common shares deliverable on conversion of all preferred shares from time to time outstanding.

                                  Voting Rights

     4.14 Except as otherwise provided in these articles or by law, the holders of the common shares shall have exclusive voting rights and powers, including the exclusive right to notice of shareholders' meetings.

     2. The foregoing Articles of Amendment to Articles of Incorporation were adopted unanimously by the Corporation's Board of Directors and shareholders on the 13th day of December, 2000, to be effective on said date.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of Articles of Incorporation on the 13th day of December, 2000.


                                         By:
                                            -------------------------------
                                            Jimmy A. Schafer, President

STATE OF FLORIDA
COUNTY OF VOLUSIA

     The foregoing instrument was acknowledged before me on this 13th day of December, 2000 by Jimmy A. Schafer as President of Bonus Stores, Inc., a Florida corporation.

                                            -------------------------------
                                            Notary Signature


                                            -------------------------------
                                            Notary's Printed Signature
                                            My Commission Expires: